Voyager Oil & Gas, Inc. (Pro Forma For Acquisition of Emerald Oil Inc.)

Investor Presentation

July 2012

For Discussion Purposes Only

1

Forward-Looking Statements

This presentation contains "forward-looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this presentation, such as statements regarding our future expectations to increase our production are forward-looking statements (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). These statements discuss future expectations, contain projections of results of operations or state other "forward-looking" information and may include statements that relate to, among other things, business strategies; expected benefits; ability to replace the reserves we produce through drilling and property acquisitions; drilling plans and locations; oil and natural gas reserves; technology; realized oil and natural gas prices; production volumes; oil and natural gas production expenses; general and administrative expenses; future operating results; cash flows and liquidity; availability of drilling and production equipment; availability of oil field labor; capital expenditures; availability and terms of capital; marketing of oil and natural gas; general economic conditions; competition in the oil and natural gas industry; effectiveness of risk management activities; environmental liabilities; counterparty credit risk; governmental regulation and taxation; developments in oil-producing and natural-gas producing countries; and plans, objectives, expectations and intentions.

On July 9, 2012, Voyager Oil & Gas, Inc. ("Voyager") , Emerald Oil & Gas NL ("Emerald Australia"), and Emerald Oil, Inc. ("Emerald Oil") entered into a securities purchase agreement (the "Purchase Agreement") whereby Voyager will acquire all of the outstanding equity interests of Emerald Oil From Emerald Australia. The closing of the Purchase Agreement is subject to customary closing conditions, including the completion of due diligence. Following the closing of the Purchase Agreement, Emerald Oil will be a wholly owned subsidiary of Voyager, and Voyager intends to do business as "Emerald Oil & Gas" and submit an application to the NYSE MKT to change its trading symbol from "VOG" to "EO". This presentation discusses the combined company on a post-closing basis, which assumes all closing conditions will be met or otherwise waived, and that the transactions contemplated by the Purchase Agreement are consummated. There can be no assurance that such closing conditions will be met or otherwise waived or that the transactions contemplated by the Purchase Agreement will be consummated.

Forward-looking statements are subject to a number of inherent risks and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements. These risks include, but are not limited to, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition and government regulation or other actions. Forward-looking statements are not guarantees of future performance or an assurance that our current assumptions and projections are valid.

All forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statement, except as required by law. You should not place undue reliance on these forward-looking statements.

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VOYAGER OIL & GAS TO ACQUIRE EMERALD OIL

Voyager to Add Experienced Management Team and Gain Operating Capabilities

Emerald to Expand Geographic Footprint in the Williston Basin of the Bakken Shale Oil Formation

Combined Company to Accelerate Drilling Schedule and Resource Development Program

BILLINGS, MT, UNITED STATES and PERTH, AUSTRALIA, July 10, 2012 – Voyager Oil & Gas, Inc. (NYSE MKT:VOG) (“Voyager”) and Emerald Oil Inc. (“Emerald Oil”), a wholly owned subsidiary of Emerald Oil & Gas NL (ASX: EMR) (“Emerald Australia”), today announced that they have entered into a securities purchase agreement whereby Voyager will acquire Emerald Oil to create a U.S.-based oil and gas company that will focus on select oil and gas basins in the Rocky Mountain region. The transaction will combine the companies’ oil-producing assets in the Williston Basin, specifically in the Bakken and Three Forks plays located in North Dakota and Montana, with Emerald Oil’s acreage position focusing on the Niobrara shale in the Sandwash Basin located in Colorado and Wyoming.

The transaction will significantly expand the acreage position of both companies in the Williston Basin. The transaction will also realign individual management responsibilities of the combined company’s executives in order to allow each executive to focus on his core area of professional expertise. The combination is intended to create an oil and gas company with operating capabilities that has the ability to effectively manage a multi-rig drilling program in the Rocky Mountains and extract maximum value from both of its operated and non-operated drilling programs. The combined company will begin the transition from a non-operating business model to an operating business model with its first operated well in Dunn County, North Dakota, which is planned to spud in early 2013 and will be followed by a continuous single-rig drilling program in 2013. The combined company intends to leverage its extensive technical Williston Basin well database to optimize the designs of future wells.

The combined company will operate as Emerald Oil and will be headquartered in Denver, Colorado and maintain its lease acquisition program from Billings, Montana focused on the Williston Basin.

“The untapped oil and gas reserves in the Western United States have reshaped the North American energy markets,” said McAndrew Rudisill, President of Emerald Oil. “The combination of Voyager and Emerald Oil underscores our commitment to developing an operated U.S. shale oil company. Today’s announcement accelerates our strategy of using our position in the Williston Basin to create a company focused on Bakken and Three Forks development, two of the most prolific and extensive shale oil plays in the U.S.”

“This is a transformational event that is expected to benefit the shareholders of both companies,” said J.R. Reger, Voyager’s Chief Executive Officer, who will serve as Executive Chairman of the combined company. “The combination of two highly experienced management teams and industry-centric Boards of Directors, who in aggregate have been involved with billions of dollars of oil and gas project developments, along with the company’s strategically located acreage, provides the combined company with a strong foundation upon which to drive company growth. The combination of our two companies will enable our business operations to realize their full potential, continue to grow and deliver value for shareholders.”

Pro Forma Asset Allocation:

Upon closing, the combined company will control the following operated and non-operated leasehold positions:

Williston Basin

The combined company will hold approximately 43,500 net acres in the Williston Basin. Hunt Oil, Marathon Oil, Slawson Exploration, Whiting Petroleum, Continental Resources and Occidental Petroleum are the most active direct offset operators near the company’s operated position in Dunn County. In the non-operated position, StatOil, Oasis Petroleum, Continental Resources, Denbury Resources, Slawson Exploration, Whiting Petroleum, Newfield Exploration, Hess Corporation and EOG Resources, among many others, are all major operators.

•	Operated: approximately 6,900 net acres in Dunn County, North Dakota;
•	Non-Operated: approximately 6,800 net acres in core focus areas available for conversion to operated model; and
•	Non-Operated: approximately 29,800 net acres with a majority of acreage in Williams, McKenzie, Dunn and Mountrail Counties in North Dakota and Richland County, Montana.

Emerging Oil Plays:

Sandwash Basin Niobrara

The combined company will hold 45,000 net acres in the Sandwash Basin Niobrara shale oil play in Moffat and Routt Counties, Colorado and Carbon County, Wyoming, which is being drilled and developed by offset operators such as Shell Oil, Quicksilver Resources and Gulfport Energy.

•	Non-Operated: approximately 45,000 net acres in the Sandwash Basin Niobrara, with Emerald Oil able to propose operations under its joint venture agreements.

Heath Shale Oil

The combined company will hold approximately 33,500 net acres prospective for Heath shale oil in Musselshell, Petroleum, Garfield and Fergus Counties, Montana. Cirque Resources, Fidelity Exploration and Production, Central Montana Resources, Endeavour International and True Oil are the most active offset operators in the Heath.

•	Operated: approximately 13,700 net acres; and
•	Non-Operated: approximately 19,800 net acres.

Other Resource Plays:

Tiger Ridge Gas Play

The combined company will hold approximately 74,700 net operated acres prospective for the Tiger Ridge gas play in Blaine, Hill and Chouteau Counties, Montana. Devon Energy is the most active offset operator in the Tiger Ridge gas play.

Denver-Julesburg (“DJ”) Basin Niobrara

The combined company will hold approximately 2,400 net non-operated acres in the DJ Basin Niobrara.

New Management Team and Board of Directors Add Experience & Technical Talent

Upon closing, the combined company’s new management team will have a wealth of experience and a proven track record of success in the oil and gas industry. The combined management team and directors will own approximately 9% of the combined company immediately after the transaction closes, aligning their interest with that of shareholders.

•	J.R. Reger, Voyager’s current Chief Executive Officer, will become Executive Chairman of the combined company. Mr. Reger has 18 years of experience in oil and gas lease management. Prior to serving as CEO of Voyager, Mr. Reger was the President of South Fork Exploration, LLC, a mineral leasing company in Montana.
•	Mike Krzus, currently a Director and Chief Executive Officer of Emerald Oil, will serve as a Director and as the Chief Executive Officer of the combined company. Mr. Krzus has 29 years of experience with Woodside Petroleum and Shell Oil, where he managed onshore and offshore oil and gas field development and international business development.
•	McAndrew Rudisill, currently Chairman and President of Emerald Oil, will serve as a Director and the President of the combined company. Mr. Rudisill has 12 years of experience in natural resource investment and management. Prior to joining Emerald Oil, Rudisill was Founder and Managing Partner of Pelagic Capital Advisors.
•	Paul Wiesner, Emerald Oil’s current Chief Financial Officer, will be the Chief Financial Officer of the combined company. Mr. Wiesner was formerly Chief Financial Officer of Tracker Resource Development II, LLC, a pure play Williston Basin operator that sold its assets to Hess Corporation for $1 billion in December 2010.
•	Karl Osterbuhr will serve as Vice President of Exploration and Business Development for the combined company. Mr. Osterbuhr has over 20 years of U.S. oil and gas exploration and operations experience.
•	Mitch Thompson, Voyager’s current Chief Financial Officer, will serve as Chief Accounting Officer for the combined company.
•	Marty Beskow, Voyager’s current Executive Vice President, will become Vice President of Finance/Capital Markets for the combined company.

In connection with the closing of the acquisition of Emerald Oil, five of the members of Voyager’s Board of Directors will resign, and their vacancies will be filled with directors who have extensive knowledge and industry expertise. Following the closing, J.R. Reger, McAndrew Rudisill and Mike Krzus will serve as directors of the combined company, as will the following:

•	Lyle Berman, Voyager’s current Chairman of the Board, who is also the Chairman and Chief Executive Officer of Lakes Entertainment (NASDAQ: LACO).
•	Duke Ligon was formerly General Counsel of Devon Energy (NYSE: DVN), where he oversaw their mergers and acquisition team and helped build Devon Energy up from a $200 million market capitalization company to over a $70 billion market capitalization company.
•	Seth Setrakian, who is a Managing Member of First New York Securities.
•	Dan Spears, who is a Partner and Portfolio Manager of Swank Capital, LLC.

Transformation to an Operating Exploration & Production Company Focused on Shale Oil

Voyager’s demonstrated ability to effectively acquire acreage in the Williston Basin will be combined with Emerald Oil’s technically experienced and operationally capable management team to create a well positioned oil & gas company focused on the Williston Basin. The combined company is expected to have the ability to better control its drilling and completion operations program and increase its operated acreage footprint to focus on growing production and reserves and maximize risked returns from both its operated and non-operated drilling programs.

The combined company’s operating team will begin to execute its initial multi-well development program in Dunn, ND, guided by well results from nearby wells, including several successful wells where the combined company will hold a non-operated interest. Technical well information from non-operated wells in this area and the large database of legacy well data from Voyager's non-operated participation in wells in and around Emerald Oil’s targeted operating areas provide critical technical information to optimize the well designs of the combined company’s operated drilling prospects.

All non-operated well authorizations for expenditure (AFEs) will be carefully analyzed based upon geological characteristics, geographic position within the basin, technical aspects of the proposed well and completion design, past operator performance and quantitative analysis of directly offsetting well production performance. Capital efficiency and rate of return will be guiding metrics for capital deployment to the combined company’s operated and non-operated drilling portfolio.

With respect to land management, the combined company is expected to be in a position to benefit from lease turnover in the Williston Basin. The land team is ready to focus on high grading its large non-operated acreage position as a first step in the Company’s strategy to convert to operated positions in selected areas in a capital-efficient manner.

Transaction Highlights

Under the terms of the securities purchase agreement, at closing and subject to certain adjustments, Voyager will acquire 100% of Emerald Oil’s outstanding equity interests in exchange for up to 19.9% of Voyager common stock (approximately 11.6 million shares) and assume approximately USD $19.0 million of Emerald Oil’s outstanding debt. Upon closing, Voyager’s existing shareholders will own approximately 80% of the combined company with Emerald owning the remaining 20%. The common stock to be issued by Voyager to Emerald Australia is not being registered under federal or state securities laws.

The Boards of Directors of both Voyager and Emerald Australia have unanimously approved the transaction. The consummation of the transaction contemplated by the securities purchase agreement, including those set forth in this press release, is subject to customary closing conditions, including all applicable regulatory approvals and the completion of due diligence. The transaction is expected to close by the end of July 2012.

Following the closing of the transaction, the parties anticipate replacing Voyager’s ticker symbol on NYSE MKT with “EO.” Emerald Australia will continue to be listed on the ASX under the ticker symbol “EMR.”

For further information, a copy of the investor presentation is available on both companies’ websites at http://emeraldoilandgas.com/ and http://www.voyageroil.com/.

Advisors

Canaccord Genuity acted as financial advisor to Voyager, and Mayer Brown LLP acted as legal counsel.

Johnson Rice & Company L.L.C. acted as financial advisor to Emerald Oil, and Messner Reeves, LLC acted as legal counsel.

About Voyager Oil & Gas

Voyager Oil & Gas, Inc. combines low overhead, organic acreage acquisition and strong joint venture relationships to exploit its oil and gas prospects. Voyager is an exploration and production company focused on acquiring acreage in prospective natural resource plays in the continental United States. The Company's primary business is focused on properties in North Dakota and Montana targeting the Bakken and Three Forks shale oil formations. Voyager currently controls approximately 144,000 net acres in the following five primary prospect areas:

•	approximately 33,000 core net acres targeting the Bakken and Three Forks shale oil formations in North Dakota and Montana;
•	approximately 33,500 net acres in a joint venture targeting the Heath shale oil formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana;

•	approximately 2,400 net acres in the Denver-Julesburg Basin targeting the Niobrara shale oil formation in Colorado and Wyoming;
•	approximately 800 net acres targeting a Red River prospect in Montana; and
•	approximately 74,700 net acres in a joint venture in and around the Tiger Ridge natural gas field in Blaine, Hill and Chouteau Counties of Montana.

For additional information, visit Voyager’s website at: http://www.voyageroil.com/.

About Emerald Oil

Emerald Oil Inc is a wholly owned subsidiary of Emerald Oil & Gas NL (ASX: EMR, EMRO), an Australian company listed on the Australian Securities Exchange. Emerald Oil was formed by EMR in 2011, as part of its U.S. shale strategy, with a view to establishing Emerald Oil as an active, operating U.S. oil company focused on unconventional resource plays in the Rocky Mountain region. Emerald Oil's primary objectives in the short term are to initiate its first operated drilling program on its Williston Basin Bakken and Three Forks shale oil assets located in North Dakota and to develop its large acreage holding in the Sandwash Basin Niobrara shale oil play located in NW Colorado and SW Wyoming. Emerald Oil currently holds approximately 55,000 net acres in two project areas:

•	approximately 10,600 net acres located in Dunn County, North Dakota, with 6,900 net acres expected to be operated by the Company; and
•	approximately 45,000 net acres in joint venture with Entek Energy Ltd in the Sandwash Basin Niobrara shale oil play, located in Mofatt and Routt Counties, Colorado and Carbon County, Wyoming.

For additional information, visit Emerald’s website at http://emeraldoilandgas.com.

Forward-Looking Statements

Certain statements included in this news release contain "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We caution you that assumptions, expectations, projections, intentions, plans, beliefs or similar expressions used to identify forward-looking statements about future events may, and often do, vary from actual results and the differences can be material from those expressed or implied in such forward looking statements. Some of the key factors that could cause actual results to vary from those we expect include, without limitation, volatility in commodity prices for crude oil and natural gas, access to capital markets and the condition of the capital markets generally, as well as ability to access them, the timing of planned capital expenditures, unanticipated cash flow restrictions, uncertainties in estimating reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business. We assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

For more information please contact:

Voyager Oil & Gas, Inc.

Marty Beskow

Vice President Finance / Capital Markets

406 245 4901

marty.beskow@voyageroil.com

U.S. media: Brunswick Group

Shahed Fakhari Larson: 212 333 3810

Stuart Donnelly: 214 254 3790

Australia media: Fortbridge

Bill Kemmery or Peter-John Lewis

Tel: +61 2 9003 0477